  Exhibit 99.1

Libsyn Announces Agreements to Acquire AdvertiseCast &
Raise $25 Million in New Equity Commitments

Transformative Acquisition Will Add Fast-Growing Advertising Business to Libsyn’s Podcasting Platform

Pittsburgh, PA – March 31, 2021 - Liberated Syndication Inc. (OTCQB:LSYN) (“Libsyn” or the “Company”), the industry’s leading podcast hosting platform, today announced it has entered into a definitive agreement to acquire AdvertiseCast, LLC (“AdvertiseCast”), one of the largest independent and fastest-growing podcast advertising companies. The combination of Libsyn’s 75,000 podcasts and AdvertiseCast’s premier advertising capabilities will accelerate revenue opportunities for podcast creators and provide advertisers with significant new inventory. The acquisition will position Libsyn to be the leading platform for both podcast hosting and monetization.

“I am thrilled to announce this acquisition. AdvertiseCast is a market leader in the podcast advertising space that will fit perfectly with our existing Libsyn 5 hosting platform. Since we began in 2004, our primary objective at Libsyn has been to enable independent podcasters by providing them with a strong set of tools to help them thrive,” said Libsyn President Laurie Sims. “AdvertiseCast expands our tool set to include a robust monetization solution that enables efficient host-read and programmatic advertising. We expect to generate meaningful revenue by offering the AdvertiseCast solution to Libsyn’s customers and leveraging the combined inventory to attract even more advertisers to the AdvertiseCast platform.”

Founded in 2016, AdvertiseCast’s self-serve marketplace enables podcast advertising for over 1,500 active mid- and large-tier podcasters currently on its network and allows advertisers and agencies to efficiently buy and manage advertising campaigns in the podcast sector. Since inception, AdvertiseCast revenue has grown rapidly, increasing 45% year over year in 2020 to approximately $12 million. AdvertiseCast has scaled profitably since inception with no outside investment.

AdvertiseCast Co-Founders Trevr Smithlin and Dave Hanley commented, “We founded AdvertiseCast with a podcast publisher’s mindset and believe it is a perfect fit with Libsyn’s creator-centric ethos. Given the large growth in the podcasting market, we felt this was the perfect time to join forces with Libsyn in order to accelerate the growth of our business. As a leader in the podcast hosting space, Libsyn has a world-class podcast hosting platform that will deliver meaningful inventory to our podcast advertisers. Advertising is still a very under-penetrated segment of the podcast market, and we believe we are strongly positioned to ride the advertising wave with Libsyn’s support.”

Under the terms of the purchase agreement, Libsyn will acquire all of the issued and outstanding membership interests of AdvertiseCast in consideration for a purchase price of up to $30 million, of which $18 million will be in cash, $10 million will be in newly issued Libsyn shares, and $2 million will be in the form of an earn-out, which is subject to the terms and conditions of the purchase agreement. Co-Founders Trevr Smithlin and Dave Hanley will remain with the company and enter into employment agreements as a condition to closing. The acquisition’s closing is subject to other customary closing conditions.

Libsyn is also pleased to announce it has received funding commitments of $25 million through a privately placed equity transaction (“PIPE”) in Libsyn. The financing will be led by existing shareholder Camac Partners, LLC and new shareholder Hudson Executive Capital LP, among other existing and new investors. Proceeds of the PIPE will be used primarily to fund the AdvertiseCast acquisition and to provide Libsyn with additional capital for other strategic acquisitions. The closing of the PIPE is subject to customary closing conditions and is expected occur concurrent with the closing of the AdvertiseCast acquisition in Q2 2021.

Libsyn was represented by West Arrow LLC who served as exclusive financial advisor and Faegre Drinker Biddle & Reath LLP as legal counsel.  AdvertiseCast was represented by Telos Advisors LLC who served as exclusive financial advisor and Burns & Levinson LLP as legal counsel.

About Liberated Syndication

Liberated Syndication Inc. (“Libsyn”) is a world leading podcast hosting network and has been providing publishers with distribution and monetization services since 2004. In 2020, Libsyn delivered over 6 billion downloads and hosted over 5.8 million media files from more than 75,000 podcasts. Podcast producers choose Libsyn to measure their audience via IAB V2 certified stats, deliver popular audio and video episodes, distribute their content through smartphone apps (iOS and Android), and monetize via premium subscription services and advertising. The Company also owns Pair Networks, founded in 1996, one of the oldest and most experienced Internet hosting companies, providing a full range of fast, powerful and reliable Web hosting services.

Visit Libsyn on the web at www.libsyn.com and visit Pair Networks at www.pair.com. Investors can visit the Company at the “Investor Relations” section of Libsyn’s website at https://investor.libsyn.com.

About AdvertiseCast

AdvertiseCast, LLC (“AdvertiseCast”) was founded in 2016 and combines an industry-leading ad buying and management platform with full-service campaign management capabilities to reduce the typical friction involved with podcast advertising. AdvertiseCast’s proprietary software platform enables simple podcast advertising campaign creation and management. Leading advertising agencies, brands and content creators use AdvertiseCast to manage successful campaigns to produce real results for advertisers, while providing maximum return for publishers.

Visit AdvertiseCast on the web at https://www.advertisecast.com/.

Forward-Looking Statement

This press release includes statements which may constitute forward-looking Statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements contained herein may relate to future events, including our financial performance, the closing of the AdvertiseCast acquisition and PIPE transactions, the anticipated timing of the closing of the proposed transactions, and the integration of AdvertiseCast with Libsyn.

These statements are subject to risk, uncertainties and assumptions as to future events and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, those related to the outbreak of the coronavirus (“COVID-19”) and the global spread of COVID-19 during 2020 and 2021, our change in business strategy towards more heavy reliance upon on our new talent segment and wholesale channels, our recent management and Board of Directors changes, actions of regulators concerning our business operations or trading markets for our securities, the extent to which we are able to develop new services and markets for our services, our significant reliance on third parties to distribute our content, the level of demand and market acceptance of our services and the "Risk Factors" set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on 10-Q and other Securities and Exchange Commission filings.

Contact:
At Libsyn:
Laurie Sims, President and Chief Operating Officer
Liberated Syndication
investor@libsyn.com

Adam Prior, SVP
The Equity Group Inc.
(212) 836-9606
aprior@equityny.com